UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016 (November 28, 2016)

AMSURG CORP.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 28, 2016, AmSurg Corp. (“AmSurg”) held a Special Meeting of Shareholders (the “AmSurg Special Meeting”) to consider proposals related to the Agreement and Plan of Merger, dated as of June 15, 2016 (the “Merger Agreement”), by and among AmSurg, Envision Healthcare Holdings, Inc. (“Envision”) and New Amethyst Corp., pursuant to which AmSurg and Envision will combine in an all-stock merger of equals. A total of 48,282,545 shares of AmSurg’s common stock were voted in person or by proxy, representing 88% of the shares entitled to be voted, which constituted a quorum to conduct business at the AmSurg Special Meeting. AmSurg’s shareholders considered, and a majority approved, a proposal to adopt the Merger Agreement and a proposal to approve, on an advisory basis, certain compensation that may be paid to the AmSurg named executive officers in connection with the consummation of the transactions contemplated by the Merger Agreement, as described in AmSurg’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 21, 2016.

As AmSurg received the requisite approval from its shareholders to approve the Merger Agreement, shareholders did not consider a vote on the proposal to adjourn the AmSurg Special Meeting to solicit additional proxies. The final voting results of the shareholders vote at the AmSurg Special Meeting are set forth below:

Proposal 1: The Adoption of the Merger Agreement

For	Against	Abstain	Non-Votes (Votes Against)
48,045,115	33,587	203,843	—

Proposal 2: Advisory (Non-binding) Vote on Compensation

For	Against	Abstain	Non-Votes (No Effect)
46,905,390	930,578	446,577	—

Item 8.01. Other Events

On November 28, 2016, AmSurg and Envision issued a joint press release announcing the results of the AmSurg Special Meeting and the special meeting of Envision’s stockholders held on the same day, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1 Press release, dated November 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    November 28, 2016

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated November 28, 2016